Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

October 31, 2006

CONTACT:

John Erickson, Chief Financial Officer - (301) 951-6122

Tom McHale, Senior Vice President, Finance - (301) 951-6122

AMERICAN CAPITAL INCREASES Q4 2006 DIVIDEND 11% TO $0.88 PER SHARE

REPORTS $1.14 IN REALIZED EARNINGS PER BASIC SHARE IN Q3 2006

Bethesda, MD – October 31, 2006 – American Capital Strategies Ltd. (NASDAQ: ACAS) announced today its fourth quarter 2006 dividend and its results for the third quarter of 2006.

FOURTH QUARTER 2006 DIVIDEND DECLARATION

American Capital’s Board of Directors has declared a fourth quarter 2006 regular dividend of $0.88 per share to record holders as of December 6, 2006, payable on January 18, 2007. This is an 11% increase over the fourth quarter 2005 regular dividend of $0.79 per share. Dividends declared in 2006 total $3.33 per share compared to $3.08 per share in 2005, an 8% increase. American Capital has paid a total of $1.3 billion in dividends and paid or declared dividends of $22.44 per share since its August 1997 IPO at $15.00 per share.

THIRD QUARTER 2006 RESULTS

In addition, American Capital announced today its results for the quarter ended September 30, 2006. Realized earnings (earnings less unrealized appreciation and depreciation) for the quarter increased 96% to $162 million, compared to $82 million for third quarter of 2005. On a basic per share basis, realized earnings increased 41% to $1.14 per share compared to $0.81 per share for the third quarter of 2005.

Net operating income (earnings less appreciation, depreciation, gains and loss (“NOI”)) for the quarter increased 28% to $110 million compared to $86 million for third quarter of 2005. On a basic per share basis, NOI decreased 7% to $0.78 per share compared to $0.84 per share in the third quarter of 2005.

For the quarter, the net increase in net assets resulting from operations (earnings) was $132 million, or $0.93 per basic share, compared to $94 million, or $0.92 per basic share, in the third quarter of 2005.

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American Capital

October 31, 2006

Third quarter 2006 dividends were $0.83 per share, a 6% growth over third quarter 2005 dividends of $0.78 per share. American Capital’s realized earnings of $1.14 per basic share were 137% greater than the third quarter 2006 dividend per share. American Capital’s net asset value per share at September 30, 2006 was $27.96, a $3.59 or 15% growth over the December 31, 2005 net asset value per share of $24.37, and $4.62 or 20% growth over the September 30, 2005 net asset value per share of $23.34.

“The third quarter results were extremely strong with realized earnings of $1.14 per share,” said Malon Wilkus, American Capital Chairman, President and CEO. “We have increased our regular quarterly dividend for the fourth quarter to $0.88 per share, exceeding our previous guidance by $0.04 per share. This increase reflects a number of positive factors, including outstanding portfolio performance, the impact of our growing asset management business including European Capital and American Capital Equity I, and our assessment of the future performance of our realized earnings and, ultimately, our taxable income. We plan to release dividend guidance for 2007 in February. We expect that the creation of the $1 billion American Capital Equity I will be accretive to our 2007 NOI by more than $0.25 per basic share.”

In the third quarter of 2006, American Capital invested $1.2 billion of capital and received $811 million of proceeds from amortization and exits of portfolio investments. In the third quarter of 2006, American Capital recorded $46 million in portfolio net realized gains and $5 million in net realized gains attributable to interest rate derivatives. In the third quarter of 2006, net unrealized depreciation totaled $30 million, consisting of gross appreciation of $136 million from 37 portfolio companies, $123 million of gross depreciation from 28 portfolio companies, $15 million of net unrealized depreciation resulting from the recognition of net realized gains, $15 million of net unrealized appreciation associated with the translation of foreign currency denominated investments and $42 million of net depreciation on interest rate derivatives. Interest rate derivatives are required by American Capital’s loan agreements and asset securitizations to lock in interest rate spreads and reduce interest rate risks. They appreciate or depreciate based on relative market interest rates and remaining term to maturity.

“We received more than $800 million in capital back during the third quarter,” said Ira Wagner, Chief Operating Officer. “We received $594 million in principal payments and loan sales as well as $217 million in proceeds from the sale of portfolio company equity investments, which resulted in net realized gains of $46 million. To date, we have enjoyed $410 million of net appreciation, depreciation, gains and losses from our 2001 - 2006 static pools, including $241 million of net gains and $170 million of net unrealized appreciation. Thirty-one percent of all the capital we’ve invested since our 1997 IPO has been exited or repaid. These net gains and appreciation and the overall volume of exits and repayments confirm the quality of our investments. We have built the finest institution for investing in the capital of private companies and we continue to see excellent opportunities.”

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American Capital

October 31, 2006

The weighted average effective interest rate on American Capital’s total investments in debt securities as of September 30, 2006 was 12.6%. At September 30, 2006, the weighted average loan grade of American Capital’s loan portfolio was 3.1 on a scale of 1 to 4, with 4 being the highest quality, compared to 3.1 as of September 30, 2005. As of September 30, 2006, loans totaling $164 million, with a fair value of $63 million, were on non-accrual. Delinquent and non-accruing loans to 11 portfolio companies totaled $184 million, or 4% of total loans, at September 30, 2006, compared to $181 million, or 5% of total loans, at September 30, 2005. The $63 million fair value of non-accrual loans represented 1% of total loans at fair value, at September 30, 2006, compared to $44 million fair value of non-accrual loans representing 1% of total loans at fair value, at September 30, 2005.

“We continue to find new ways to raise capital,” said Chief Financial Officer John Erickson. “We issued $212 million of equity in two direct placements to institutional investors in the third quarter. These transactions are not as expensive as broadly distributed public offerings, and do not require the marketing period of typical equity offerings. Now that we have reached $6 billion of market capitalization, we are more attractive to large-cap institutional investors. On October 1, 2006, we established American Capital Equity I, a $1 billion equity fund as part of our asset management strategy. A wholly-owned taxable affiliate of American Capital will be paid 2% of the assets of the fund annually as a management fee and receive up to 30% of its profits in return for managing American Capital Equity I. This transaction allowed us to access for the first time a set of global institutional investors with significant funds and expertise dedicated to private equity. Our sale of $670 million of equity investments to American Capital Equity I and its $330 million of untapped capital commitments for additional equity investments provide additional sources of capital to fund our business and increase our flexibility in determining how and when we raise capital.”

In the third quarter of 2006, American Capital portfolio company European Capital, with $2.1 billion of capital resources, managed by a wholly-owned taxable subsidiary of American Capital, made investments in 10 portfolio companies, totaling $560 million. Since inception in September of last year, it has invested in 31 portfolio companies totaling $1.2 billion. European Capital is expected to declare its first dividend in the fourth quarter of 2006.

Since its August 1997 IPO through the third quarter of 2006, American Capital has earned an 18% compounded annual return, including interest, dividends, fees and net gains, on 149 exits and prepayments of senior debt, subordinated debt and equity investments, totaling $3.6 billion of invested capital. These exits and prepayments represent 31% of all amounts invested by American Capital since its August 1997 IPO. Proceeds from these exits and prepayments exceeded the associated prior quarter valuation of the investments by $78 million in aggregate, or 2%. Twenty percent of these exits and prepayments were from portfolio companies that had at one time been either a loan grade 1 or 2 in American Capital’s four point loan grading system, with 1 being the lowest loan grade. Since its IPO through the third quarter of 2006, $134 million of American Capital’s Payment in Kind (“PIK”) interest and dividends and accreted Original Interest Discount (“OID”) have been repaid, representing 35% of all PIK and OID recorded.

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American Capital

October 31, 2006

“We substantially exited Aeriform, Iowa Mold Tooling and Optima during the third quarter,” said Gordon O’Brien, Senior Vice President in charge of the 29 person Operations Team. “These companies had performed below our expectations at various times during our ownership and the Operations Team assisted them in improving their performance. Their cumulative net realized and net unrealized gains were $97 million above their lowest fair values, which demonstrates our ability to help a company manage through difficult times and as a result recover significant value that would otherwise be lost.

THIRD PARTY VALUATION OF PORTFOLIO INVESTMENTS

American Capital’s Board of Directors is responsible for determining the fair value of American Capital’s portfolio investments on a quarterly basis. In that regard in the third quarter of 2003, the board retained Houlihan Lokey Howard & Zukin Financial Advisors Inc. (“Houlihan Lokey”) to assist it by having Houlihan Lokey regularly review a designated percentage of our fair value determinations. Houlihan Lokey is a leading valuation firm in the U.S., engaged in approximately 1,000 valuation assignments per year for clients worldwide. Each quarter, Houlihan Lokey reviews American Capital’s determination of the fair value of approximately 25% of its portfolio company investments that have been portfolio companies for at least one year and that have a fair value in excess of $10 million. In the third quarter of 2006, Houlihan Lokey reviewed valuations of 30 portfolio company investments having an aggregate $1.7 billion in fair value as of the period end. Over the last four quarters, Houlihan Lokey has reviewed 99 portfolio companies totaling $4.4 billion in fair value as of their respective valuation dates. In addition, Houlihan Lokey representatives attend American Capital’s quarterly valuation meetings and provide periodic reports and recommendations to the Audit and Compliance Committee of the Board of Directors.

For those portfolio company investments that Houlihan Lokey has reviewed during each applicable period since its engagement, using the scope of review set forth by American Capital’s Board of Directors, the Board has made a fair value determination that is within the aggregate range of fair value for such investments as determined by Houlihan Lokey.

In addition to its standard scope, American Capital engaged Houlihan Lokey to review the value of ASAlliances Biofuels, LLC. As of September 30, 2006, the fair value of this investment as determined by American Capital’s Board is within the range of fair value for the investment as determined by Houlihan Lokey.

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American Capital

October 31, 2006

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2006, December 31, 2005 and September 30, 2005

(in thousands, except per share data)

	Q3 2006	Q4 2005	Q3 2006 Versus Q4 2005		Q3 2005	Q3 2006 Versus Q3 2005
			$	%		$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $7,383,863, $5,134,398 and $4,583,194, respectively)
Non-Control/Non-Affiliate investments	$4,489,646	$2,135,795	$2,353,851	110%	$1,728,526	$2,761,120	160%
Affiliate investments	431,336	449,026	(17,690)	-4%	469,101	(37,765)	-8%
Control investments	2,593,096	2,516,282	76,814	3%	2,379,437	213,659	9%
Derivative agreements	20,758	18,132	2,626	14%	7,940	12,818	161%

Total investments at fair value	7,534,836	5,119,235	2,415,601	47%	4,585,004	2,949,832	64%

Cash and cash equivalents	34,129	97,134	(63,005)	-65%	116,125	(81,996)	-71%
Restricted cash	124,315	121,772	2,543	2%	110,503	13,812	12%
Interest receivable	43,983	32,668	11,315	35%	32,508	11,475	35%
Other	118,169	78,300	39,869	51%	127,559	(9,390)	-7%

Total assets	$7,855,432	$5,449,109	$2,406,323	44%	$4,971,699	$2,883,733	58%

Liabilities and Shareholders’ Equity
Debt	$3,603,664	$2,466,860	$1,136,804	46%	$2,266,906	$1,336,758	59%
Derivative agreements	14,022	2,140	11,882	555%	3,515	10,507	299%
Accrued dividends payable	118,476	3,574	114,902	3215%	81,325	37,151	46%
Other	99,594	78,898	20,696	26%	89,831	9,763	11%

Total liabilities	3,835,756	2,551,472	1,284,284	50%	2,441,577	1,394,179	57%

Commitments and contingencies
Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5,000 shares authorized, 0 issued and outstanding	—	—	—	0%	—	—	0%
Common stock, $0.01 par value, 200,000 shares authorized, 147,079, 119,123 and 108,771 issued and 143,777, 118,913 and 108,386 outstanding, respectively	1,437	1,189	248	21%	1,084	353	33%
Capital in excess of par value	3,812,639	2,942,814	869,825	30%	2,562,723	1,249,916	49%
Notes receivable from sale of common stock	(6,655)	(6,655)	—	0%	(6,667)	12	NM
Undistributed (distributions in excess of) net realized earnings	76,168	(22,408)	98,576	NM	(25,313)	101,481	NM
Net unrealized appreciation (depreciation) of investments	136,087	(17,303)	153,390	NM	(1,705)	137,792	NM

Total shareholders’ equity	4,019,676	2,897,637	1,122,039	39%	2,530,122	1,489,554	59%

Total liabilities and shareholders’ equity	$7,855,432	$5,449,109	$2,406,323	44%	$4,971,699	$2,883,733	58%

NM = Not Meaningful

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AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months Ended September 30, 2006 and 2005

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended September 30, 2006 Versus 2005		Nine Months Ended September 30,		Nine Months Ended September 30, 2006 Versus 2005
	2006	2005	$	%	2006	2005	$	%
OPERATING INCOME:

Interest and dividend income	$179,645	$114,405	$65,240	57%	$467,309	$298,733	$168,576	56%
Fee and other income	51,182	34,347	16,835	49%	148,731	82,606	66,125	80%

Total operating income	230,827	148,752	82,075	55%	616,040	381,339	234,701	62%

OPERATING EXPENSES:
Interest	55,625	27,889	27,736	99%	132,385	67,225	65,160	97%
Salaries, benefits and stock-based compensation	40,928	20,837	20,091	96%	102,943	55,850	47,093	84%
General and administrative	18,676	12,216	6,460	53%	50,603	27,309	23,294	85%

Total operating expenses	115,229	60,942	54,287	89%	285,931	150,384	135,547	90%

OPERATING INCOME BEFORE INCOME TAXES	115,598	87,810	27,788	32%	330,109	230,955	99,154	43%

Provision for income taxes	(5,600)	(1,884)	(3,716)	197%	(17,976)	(7,668)	(10,308)	134%

NET OPERATING INCOME	109,998	85,926	24,072	28%	312,133	223,287	88,846	40%

Net realized gain (loss) on investments
Portfolio company investments	46,227	(769)	46,996	NM	106,294	39,709	66,585	168%
Derivative agreements	5,487	(2,706)	8,193	NM	11,117	(8,162)	19,279	NM

Total net realized gain (loss)	51,714	(3,475)	55,189	NM	117,411	31,547	85,864	272%

REALIZED EARNINGS	161,712	82,451	79,261	96%	429,544	254,834	174,710	69%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	(2,576)	(6,735)	4,159	62%	148,471	10,110	138,361	NM
Unrealized gain on exchange rate	14,725	—	14,725	100%	14,175	—	14,175	100%
Derivative agreements	(42,299)	18,341	(60,036)	NM	(9,256)	20,142	(28,871)	NM

Total net unrealized appreciation (depreciation)	(30,150)	11,606	(41,756)	NM	153,390	30,252	123,138	407%

INCREASE IN NET ASSETS RESULTING FROM OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	131,562	94,057	37,505	40%	582,934	285,086	297,848	104%
Cumulative effect of accounting change, net of tax (1)	—	—	—	0%	1,026	—	1,026	0%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“EARNINGS”)	$131,562	$94,057	$37,505	40%	$583,960	$285,086	$298,874	105%

NET OPERATING INCOME PER COMMON SHARE:
Basic	$0.78	$0.84	$(0.06)	-7%	$2.37	$2.34	$0.03	1%
Diluted	$0.77	$0.82	$(0.05)	-6%	$2.35	$2.29	$0.06	3%

REALIZED EARNINGS PER COMMON SHARE:
Basic	$1.14	$0.81	$0.33	41%	$3.26	$2.67	$0.59	22%
Diluted	$1.13	$0.79	$0.34	43%	$3.23	$2.61	$0.62	24%

EARNINGS PER COMMON SHARE:
Basic	$0.93	$0.92	$0.01	1%	$4.44	$2.99	$1.45	48%
Diluted	$0.92	$0.90	$0.02	2%	$4.39	$2.92	$1.47	50%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	141,589	102,366	39,223	38%	131,660	95,319	36,341	38%
Diluted	143,274	104,499	38,775	37%	132,929	97,587	35,342	36%

DIVIDENDS DECLARED PER COMMON SHARE	$0.83	$0.78	$0.05	6%	$2.45	$2.26	$0.19	8%

NM = Not meaningful.

(1)	Effective January 1, 2006, American Capital adopted FASB Statement No. 123 (revised 2004), “Share-Based Payment,” a revision to FASB Statement No. 123 (“SFAS 123R”). American Capital had adopted SFAS 123R using the “modified prospective” method. Effective January 1, 2003, American Capital adopted the fair-value-based method of accounting for stock-based compensation plans for all stock options granted in 2003 and forward as permitted under FASB Statement No. 148. All of American Capital’s stock options granted prior to January 1, 2003, which were accounted for under APB No. 25 and not expensed in the consolidated statements of operations, were fully vested as of January 1, 2006 and therefore, no additional stock compensation costs for those stock option grants will be recorded as a result of the adoption of SFAS 123R. Under FASB Statement No. 123, American Capital elected to adjust compensation costs for forfeitures when the unvested awards were actually forfeited. Under SFAS 123R American Capital is required to estimate forfeitures of unvested awards when recognizing compensation cost. Upon the adoption of SFAS 123R, American Capital recorded a cumulative effect of an accounting change for an adjustment to compensation costs recognized in prior periods to record forfeitures based on the amounts that would have been estimated during those periods.

AMERICAN CAPITAL STRATEGIES, LTD.

OTHER FINANCIAL INFORMATION

Quarter Ended September 30, 2006, December 31, 2005 and September 30, 2005

(dollars in thousands)

(unaudited)

	Q3 2006	Q4 2005	Q3 2006 Versus Q4 2005		Q3 2005	Q3 2006 Versus Q3 2005
			$	%		$	%
New Investments:
Senior Debt	$473,000	$382,800	$90,200	24%	$349,300	$123,700	35%
Subordinated Debt	407,700	193,400	214,300	111%	309,900	97,800	32%
Preferred Equity	199,500	169,900	29,600	17%	160,900	38,600	24%
Common Equity	20,600	64,500	(43,900)	-68%	628,500	(607,900)	-97%
Common Equity warrants	40,700	86,700	(46,000)	-53%	—	40,700	100%
CMBS Investments	41,700	80,500	(38,800)	-48%	—	41,700	100%
CDO/CLO Investments	23,600	—	23,600	100%	—	23,600	100%

Total	$1,206,800	$977,800	$229,000	23%	$1,448,600	$(241,800)	-17%

American Capital Sponsored Buyouts	$533,100	$564,800	$(31,700)	-6%	$410,500	$122,600	30%
Financing for Private Equity Buyouts	202,400	121,700	80,700	66%	243,300	(40,900)	-17%
Direct Investments	92,100	—	92,100	NM	132,500	(40,400)	-30%
Investments in Managed Funds	—	—	—	NM	638,100	(638,100)	-100%
CMBS Investments	41,700	80,500	(38,800)	-48%	—	41,700	100%
CDO/CLO Investments	23,600	—	23,600	100%	—	23,600	100%
Add-on Financing for Acquisitions	108,000	20,300	87,700	432%	5,200	102,800	1977%
Add-on Financing for Recapitalizations	187,000	183,700	3,300	2%	9,200	177,800	1933%
Add-on Financing for Working Capital in Distressed Situations	13,900	2,800	11,100	396%	—	13,900	100%
Add-on Financing for Working Capital	5,000	4,000	1,000	25%	9,800	(4,800)	-49%

Total	$1,206,800	$977,800	$229,000	23%	$1,448,600	$(241,800)	-17%

Exits and Repayments(1):
Scheduled Principal Amortization	$21,290	$16,990	$4,300	25%	$14,220	$7,070	50%
Senior Loan Sales	80,528	174,037	(93,509)	-54%	75,848	4,680	6%
Principal Prepayments	447,897	258,536	189,361	73%	169,309	278,588	165%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	44,026	13,971	30,055	215%	11,400	32,626	286%
Sale of Equity Investments	217,129	81,239	135,890	167%	21,699	195,430	901%

Total	$810,870	$544,773	$266,097	49%	$292,476	$518,394	177%

Appreciation, Depreciation, Gains and Losses:
Gross Realized Gains	$148,593	$69,973	$78,620	112%	$14,367	$134,226	934%
Gross Realized Losses	(102,366)	(64,288)	(38,078)	59%	(15,136)	(87,230)	576%

Portfolio Net Realized Gains (Losses)	46,227	5,685	40,542	713%	(769)	46,996	NM
Net Realized Gains (Losses) From Interest Rate Derivatives	5,487	(825)	6,312	NM	(2,706)	8,193	NM

Net Realized Gains (Losses)	51,714	4,860	46,854	964%	(3,475)	55,189	NM

Gross Unrealized Appreciation at 37, 24 and 20 Portfolio Companies	135,566	54,628	80,938	148%	46,377	89,189	192%
Gross Unrealized Depreciation at 28, 23 and 13 Portfolio Companies	(123,296)	(78,807)	(44,489)	56%	(52,449)	(70,847)	135%

Current Portfolio Net Unrealized Appreciation (Depreciation)	12,270	(24,179)	36,449	NM	(6,072)	18,342	NM
Net Depreciation From the Recognition of Net Realized Gains	(14,846)	(2,987)	(11,859)	397%	(663)	(14,183)	-2139%
Net Unrealized Appreciation for Foreign Currency Translation	14,725	1,167	13,558	1162%	604	14,121	2338%
Interest Rate Derivatives, net	(42,299)	10,401	(52,700)	NM	17,737	(60,036)	NM

Net Unrealized Appreciation (Depreciation)	(30,150)	(15,598)	(14,552)	-93%	11,606	(41,756)	NM

Net Gains, Losses, Appreciation and Depreciation	$21,564	$(10,738)	$32,302	NM	$8,131	$13,433	165%

Other Financial Data:
Net Asset Value per Share	$27.96	$24.37	$3.59	15%	$23.34	$4.62	20%
Market Capitalization	$5,674,878	$4,305,840	$1,369,038	32%	$3,973,431	$1,701,447	43%
Total Enterprise Value	$9,244,413	$6,675,566	$2,568,847	38%	$6,124,212	$3,120,201	51%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments	12.6%	12.8%			12.8%
Weighted Average Loan Grade	3.1	3.1			3.1
Loans on Non-Accrual at Face	$163,880	$132,330	$31,550	24%	$136,252	$27,628	20%
Loans on Non-Accrual at Fair Value	$62,552	$48,304	$14,248	29%	$44,465	$18,087	41%
Past Due Loans at Face	$20,037	$53,675	$(33,638)	-63%	$44,730	$(24,693)	-55%
Past Due and Non-Accrual Loans as a Percentage of Total Loans	4%	5%			5%
Number of Portfolio Companies on Non-Accrual and Past Due	11	14			15
Debt to Equity Conversions at Face Value	$68,009	$24,769	$43,240	175%	$—	$68,009	NM
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	12.5%	13.6%			13.9%
LTM Realized Earnings Return on Average Equity at Cost	16.3%	15.2%			16.9%
LTM Earnings Return on Average Equity	20.2%	15.9%			18.6%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	11.7%	13.3%			14.5%
Current Quarter Realized Earnings Return on Average Equity at Cost	17.1%	14.0%			13.9%
Current Quarter Earnings Return on Average Equity Annualized	13.4%	11.8%			15.9%
Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)	1.37	1.05			1.04

	Static Pool
Portfolio Statistics (1) ($ in millions, unaudited)	Pre-1999	1999	2000	2001	2002	2003	2004	2005	2006	Pre-1999 - 2006 Aggregate	2001 - 2006 Aggregate
Internal Rate of Return(2)	10.5%	8.4%	7.9%	21.6%	9.8%	23.9%	19.3%	19.0%	43.6%	16.2%	19.6%
Original Investments and Commitments	$380	$380	$395	$370	$943	$1,361	$2,243	$3,205	$2,601	$11,878	$10,723
Total Exits and Prepayments of Original Investments	$181	$203	$261	$266	$546	$813	$760	$550	$58	$3,638	$2,993
Total Interest, Dividends and Fees Collected	$146	$134	$113	$144	$252	$295	$326	$293	$140	$1,843	$1,450
Total Net Realized (Loss) Gain on Investments	$(29)	$(27)	$(38)	$41	$7	$154	$32	$5	$2	$147	$241
Current Cost of Investments	$143	$111	$142	$87	$370	$565	$1,335	$2,333	$2,298	$7,384	$6,988
Current Fair Value of Investments	$143	$74	$139	$67	$279	$596	$1,401	$2,436	$2,379	$7,514	$7,158
Net Unrealized Appreciation/(Depreciation)	$—	$(37)	$(3)	$(20)	$(91)	$31	$66	$103	$81	$130	$170
Non-Accruing Loans at Face	$—	$34	$—	$31	$42	$13	$5	$39	$—	$164	$130
Equity Interest at Fair Value(9)	$65	$10	$3	$33	$47	$248	$357	$1,229	$859	$2,851	$2,773
Debt to EBITDA(3)(4)(5)	4.7	5.5	6.0	4.1	7.0	5.4	4.6	4.5	5.2	5.0	5.0
Interest Coverage(3)(5)	2.0	2.0	2.1	2.5	1.4	1.7	2.2	2.3	1.7	2.0	2.0
Debt Service Coverage(3)(5)	2.0	1.4	1.9	1.5	1.1	1.4	1.8	1.7	1.9	1.7	1.7
Loan Grade(3)(10)	3.0	2.1	3.0	3.3	2.4	2.9	3.3	3.1	3.0	3.1	3.1
Average Age of Companies(5)	43 yrs	59 yrs	21 yrs	34 yrs	37 yrs	33 yrs	35 yrs	33 yrs	28 yrs	32 yrs	32 yrs
Ownership Percentage(9)	88%	70%	2%	62%	65%	74%	40%	62%	69%	60%	61%
Average Sales(5)(6)	$131	$86	$140	$170	$73	$126	$90	$108	$114	$108	$107
Average EBITDA(5)(7)	$8	$6	$55	$16	$11	$22	$22	$25	$20	$22	$22
Average EBITDA Margin	6.1%	7.0%	39.3%	9.4%	15.1%	17.5%	24.4%	23.1%	17.5%	20.4%	20.6%
Total Sales(5)(6)	$472	$418	$277	$1,748	$531	$1,919	$3,181	$3,872	$2,339	$14,757	$13,590
Total EBITDA(5)(7)	$36	$33	$83	$153	$57	$284	$656	$650	$471	$2,423	$2,271
% of Senior Loans(5)(8)	58%	32%	61%	25%	67%	53%	62%	40%	49%	51%	51%
% of Loans with Lien(5)(8)	63%	50%	78%	100%	98%	96%	86%	84%	79%	84%	85%

American Capital

October 31, 2006

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at current fair value.
(3)	These amounts do not include investments in which the Company owns only equity.
(4)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(5)	Excludes investments in commercial mortgage backed securities, collateralized debt obligations and European Capital Limited.
(6)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(7)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(8)	As a percentage of our total debt investments.
(9)	Excludes investments in commercial mortgage backed securities and collateralized debt obligations.
(10)	Excludes investments in collateralized debt obligations and European Capital Limited.

ADDITIONAL DIVIDEND INFORMATION

American Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to American Capital’s most recent report on Form 10-K for more information about its tax status. American Capital intends to retain net long-term capital gains and treat them as deemed distributions for tax purposes. For its tax year ended September 30, 2006, American Capital retained $43 million of net long-term capital gains that will be treated as a deemed distribution to its shareholders. American Capital paid a federal tax of $15 million associated with these gains.

The taxable income that is distributed as dividends would be expected to be treated as ordinary income for tax purposes. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. For example, changes in appreciation and depreciation of portfolio investments have no impact on American Capital’s taxable income. American Capital reports the anticipated tax characteristics of each dividend when announced, while the actual tax characteristics of each year’s dividends are reported annually to stockholders on Form 1099DIV. The 2006 declared dividend to-date, totaling $3.33 per share, is anticipated to be a distribution of ordinary income for tax purposes.

American Capital anticipates that its 2006 ordinary taxable income will exceed its dividend and it will elect to pay a 4% excise tax and retain its excess ordinary taxable income.

DIVIDEND REINVESTMENT PLAN (DRIP)

In appreciation of the loyal support of our shareholders, American Capital’s Dividend Reinvestment Plan grants a 5% discount to the market price for reinvested dividends. Brokerages that have confirmed participation in the DRIP include:

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American Capital

October 31, 2006

A.G. Edwards

Citigroup-Smith Barney

Fidelity

Merrill Lynch

Morgan Keegan

RBC Dain Rauscher

UBS Financial

Wachovia Securities

Wedbush Morgan

A summary of American Capital’s dividend history and forecast follows. For further dividend history, please visit our website at www.ACAS.com. For more information regarding the DRIP, please visit our website or call our Investor Relations Department at (301) 951-6122.

AMERICAN CAPITAL’S DIVIDEND HISTORY

$22.44 DECLARED SINCE AUGUST 1997 IPO AT $15.00 PER SHARE

Year/Quarter	Regular Dividend	% Change of Regular Dividend Over Prior Year	Additional Dividend	Total	% Change of Total Dividend Over Prior Year
Total 1997 to Q4 2006 Declared				$22.44

2006	$3.33	9%	Not Planned	$3.33	8%
Q4 DECLARED	$0.88	11%
Q3	$0.83	6%
Q2	$0.82	9%
Q1	$0.80	10%

2005	$3.05	7%	$0.03	$3.08	6%
Q4	$0.79	8%
Q3	$0.78	8%
Q2	$0.75	7%
Q1	$0.73	4%

2004	$2.85	4%	$0.06	$2.91	4%
Q4	$0.73	6%
Q3	$0.72	4%
Q2	$0.70	3%
Q1	$0.70	4%

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American Capital

October 31, 2006

2003	$2.73	7%	$0.06	$2.79	9%
Q4	$0.69	3%
Q3	$0.69	5%
Q2	$0.68	8%
Q1	$0.67	14%

2002	$2.55	15%	$0.02	$2.57	12%
Q4	$0.67	18%
Q3	$0.66	18%
Q2	$0.63	15%
Q1	$0.59	11%

2001	$2.21	13%	$0.09	$2.30	6%
Q4	$0.57	10%
Q3	$0.56	14%
Q2	$0.55	12%
Q1	$0.53	18%

2000	$1.95	14%	$0.22	$2.17	25%
Q4	$0.52	18%
Q3	$0.49	14%
Q2	$0.49	14%
Q1	$0.45	10%

1999	$1.71	39%	$0.03	$1.74	30%
Q4	$0.44	19%
Q3	$0.43	34%
Q2	$0.43	48%
Q1	$0.41	64%

1998	$1.23	N/A	$0.11	$1.34
Q4	$0.37	76%
Q3	$0.32	N/A
Q2	$0.29	N/A
Q1	$0.25	N/A
1997 Q4	$0.21			$0.21

Total Declared				$22.44

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American Capital

October 31, 2006

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the American Capital Shareholder Call on Wednesday, November 1, 2006 at 11:00 am ET. The dial in number will be (888) 428-4474. International callers should dial +1 (612) 234-9960. Please advise the operator you are dialing in for the American Capital Shareholder Call.

BEFORE THE CALL:

SLIDE PRESENTATION AVAILABLE IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a summary slide show to accompany the call that participants may download from the American Capital website at www.ACAS.com and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may access the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available after the call on November 1 on our website. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.ACAS.com.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 11:30 pm Wednesday, November 1 until 11:59 pm Tuesday, November 14. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 843571.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 951-6122.

ABOUT AMERICAN CAPITAL

Since its August 1997 IPO through the third quarter of 2006, American Capital has invested $11.9 billion in 242 portfolio companies. As of September 30, 2006, American Capital shareholders have enjoyed a total return of 500% since the Company’s IPO — an annualized return of 22%, assuming reinvestment of dividends. American Capital has paid a total of $1.3 billion in dividends and paid or declared $22.44 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital’s flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit our website at www.AmericanCapital.com.

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American Capital

October 31, 2006

This press release contains forward-looking statements. The statements regarding expected results of American Capital Strategies are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions, or changes in the conditions of the industries in which American Capital has made investments.

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly report on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

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